Exhibit 10.2

SHARED SERVICES AGREEMENT

This Shared Services Agreement (the “Agreement”) is made effective as of September 14, 2022 (the “Effective Date”), by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 200 Berkeley Street, Office 19th Floor, Boston, Massachusetts 02116, U.S.A. (“NeuroBo”) and Dong-A ST Co., Ltd., a Republic of Korea company having its principal place of business at 64 Cheonho-daero, Dongdaemun-gu, Seoul 02587, Republic of Korea (“Dong-A”).

Whereas, Dong-A and NeuroBo entered into the License Agreement dated as of September 14, 2022 (the “License Agreement”), pursuant to which Dong-A granted to NeuroBo a worldwide (excluding the Republic of Korea) license of certain rights to research, develop and commercialize certain pharmaceutical proprietary compounds for certain indications. Capitalized terms used and not defined herein have the meanings ascribed in the License Agreement.

Whereas, pursuant to the License Agreement, Dong-A and NeuroBo agreed to enter into this Agreement, which sets forth the terms and conditions by which Dong-A agrees to provide technical support, pre-clinical development, and Clinical Trials support services, and to supply Licensed Products for Clinical Trials to obtain Regulatory Approval.

Now Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, NeuroBo and Dong-A hereby agree as follows:

1.	Definitions.

(a)            “Applicable Law” means those federal, state, local, national and regional laws and regulations of any jurisdiction (each a “Regulatory Authority” and collectively, “Regulatory Authorities”) but only to the extent applicable to the activities under this Agreement (including the following activities to the extent applicable (i) performance of clinical trials, (ii) medical treatment, (iii) the processing and protection of personal and medical data (such as those specified in the regulations issued under GDPR, CCPA or HIPAA), and (iv) the manufacture, processing, distribution of the Licensed Products), as such laws and regulations may be amended and in effect from time to time (including the following laws and regulations to the extent applicable (A) the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 301), (B) applicable federal, state and local laws and regulations applicable cGMP and GCP, (C) export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals, (D) anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives, (E) laws and regulations governing payments to healthcare providers, and (F) any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing).

(b)            “Batch” shall mean a single production run of the applicable Licensed Product, of the scale set forth in the applicable Statement of Work.

(c)            “CCPA” means the California Consumer Privacy Act of 2018, as amended from time to time.

(d)            “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the manufacture of the Batch(es) of a Licensed Product.

(e)            “Dong-A Background Technology” means Technology that (i) Dong-A or any of its Affiliates (A) has developed or licensed or acquired prior to the Effective Date and/or (B) developed or licensed or acquired independently of this Agreement and (ii) any improvements, modifications, enhancements, additions, revisions, extensions, upgrades, updates or derivative works of, or which are based upon or derived from any of the foregoing in subsection (i).

(f)            “EMA” means the European Medicines Agency, or a successor Regulatory Authority thereto having similar responsibilities with respect to pharmaceutical products.

(g)            “FDA” means the United States Food and Drug Administration or any successor entity thereto.

(h)            “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Batch(es) of a Licensed Product in the Clinical Trials.

(i)            “GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and any implementing directive or related legislation, rule, regulation, and regulatory guidance, as amended, extended, repealed and replaced, or re-enacted from time to time.

(j)            “HIPAA” means United States Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

(k)            “In-Scope Services” shall mean Services to the extent directly for the Licensed Products.

(l)            “In-Scope Work Product” shall mean any Work Product that is conceived, created or developed by or for Dong-A pursuant to In-Scope Services.

(m)            “Non-Conformance” means, with respect to a given unit of a Licensed Product, (i) the failure of such unit to comply with the Specifications for such Licensed Product because of an act or omission of Dong-A or any of its Affiliates or (ii) the failure of such unit to comply with Applicable Law for such Licensed Product because of an act or omission of Dong-A or any of its Affiliates.

(n)            “Out-of-Scope Services” shall mean any Services that is not In-Scope Services.

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(o)            “Out-of-Scope Work Product” shall mean any Work Product other than In-Scope Work Product, including any Work Product that is conceived, created or developed by or for Dong-A pursuant to Out-of-Scope Services.

(p)            “Quality Agreement” means that certain Quality Agreement entered into between NeuroBo and Dong-A as may be amended from time to time by written agreement between the Parties.

(q)            “Specifications” shall mean the specifications for the applicable Licensed Product set forth in the applicable Product Exhibit. For the avoidance of any doubt, any and all Specifications are the Background Technology of Dong-A under the License Agreement and are owned by Dong-A.

(r)            “Work Product” shall mean all Technology, including any Improvements, whether or not patentable, that are conceived, created or developed by or for Dong-A (including Personnel) under or in connection with this Agreement.

2.	Services.

(a)            Statement of Work. Dong-A shall use commercially reasonable efforts to perform the services set forth in a statement of work agreed by the Parties (which must be executed by an authorized representative of each Party) (such services, the “Services”, and such statement of work, the “Statement of Work”). The Statement of Work shall include: (i) a description of the Services to be performed for all of the Licensed Products and the pricing applicable for the same and (ii) in the case that In-Scope Services are provided under the Statement of Work, an exhibit for each Licensed Product that contains any pricing or other terms that are specific to such Licensed Product (each such exhibit, a “Product Exhibit” and collectively, the “Product Exhibits”). The Statement of Work for In-Scope Services and Product Exhibits shall be substantially in the form attached as Exhibit A hereto. The Statement of Works and Products Exhibits shall, when the Statement of Works and Product Exhibits are executed by Dong-A and NeuroBo, form a part of this Agreement and be subject to the terms and conditions set forth under this Agreement. No Statement of Work or Product Exhibit may alter or amend the terms set forth in the body of this Agreement (except for any change to the ownership and license of Out-of-Scope Work Product as and to the extent expressly and specifically permitted under Section 8(e)) or the License Agreement.

(b)            Ordering of Services. To request Services or purchase one or more Batch(es) of a Licensed Product for Clinical Trials under a Statement of Work or Product Exhibit, NeuroBo may issue purchase orders (“Purchase Orders”) via email or facsimile to Dong-A, which shall specify: (i) the Purchase Order number; (ii) the Services to be requested or the Licensed Products to be purchased; (iii) the shipping schedule, if applicable; and (iv) the total price of the Services and the Licensed Products. Each Purchase Order shall, if applicable, incorporate by reference the provisions of the applicable Statement of Work or the applicable Product Exhibit under which such Purchase Order is issued. Dong-A shall use commercially reasonable efforts to accept all Purchase Orders that are consistent with the terms and conditions of this Agreement, the applicable Statement of Work and the applicable Product Exhibit. No Purchase Order may alter or amend the terms set forth in the body of this Agreement or the License Agreement.

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(c)            Clinical Manufacturing.

(i)            Batch Manufacture. Dong-A shall use commercially reasonable efforts to manufacture and supply one or more Batch(es) of a Licensed Product for Clinical Trials as set forth in the applicable Product Exhibit attached to the Statement of Work and the terms and conditions of the Quality Agreement (“Manufacturing Services”).

(ii)           Packaging. Dong-A shall use commercially reasonable efforts to package each shipment of Batch(es) of a Licensed Product in accordance with the applicable packaging specifications for the Licensed Product as set forth in the applicable Product Exhibit attached to the Statement of Work and the Quality Agreement.

(iii)          Delivery. Dong-A shall ship the Batch(es) of a Licensed Product for Clinical Trials FCA (Incoterms 2020) to NeuroBo’s or its designee’s location with such location to be mutually agreed upon by the Parties (“Delivery” with respect to such Batch(es) of a Licensed Product). Title and risk of loss for the Batch(es) of a Licensed Product shall transfer from Dong-A to NeuroBo at Delivery. All costs associated with the subsequent export or import, shipment or transportation, warehousing and distribution of Batch(es) of a Licensed Product shall be borne by NeuroBo.

(iv)          Labeling and Packaging; Use, Handling and Storage. The Parties respectively shall label and package the units and Batch(es) of a Licensed Product in compliance with Applicable Law and otherwise as set forth in the Quality Agreement. NeuroBo shall use, store, transport, handle and dispose of units and Batch(es) of a Licensed Product in compliance with the Specifications, Applicable Law and the Quality Agreement.

(v)           Inspection; Product Testing; Noncompliance. Concurrently with Delivery of units or Batch(es) of a Licensed Product to NeuroBo, Dong-A shall provide NeuroBo with such certificates and documentation as are described in the Quality Agreement. NeuroBo shall, within fifteen (15) days after Delivery, inspect such units or Batch(es) for any Non-Conformance, including performing any procedures set forth under the Quality Agreement. After Delivery by Dong-A of the units or Batch(es) of a Licensed Product, NeuroBo shall be responsible for any failure of the units or Batch(es) of a Licensed Product to meet the Specifications, Applicable Law, or the Quality Agreement to the extent caused by shipping, storage or handling after Delivery to NeuroBo hereunder.

(vi)          Non-Conformance. In the event that either Party becomes aware that any Batch of a Licensed Product may have a Non-Conformance, such Party shall immediately notify the other Party including in accordance with the procedures of the Quality Agreement. In the event that NeuroBo inspects any unit or Batch(es) after Delivery as provided in Section 2(c)(v) and any units or Batch(es) of a Licensed Product shall be agreed to have a Non-Conformance at the time of Delivery to NeuroBo, then unless otherwise agreed to by the Parties and as Dong-A’s sole and exclusive obligation and liability and NeuroBo’s sole and exclusive remedy for any Non-Conformance in such units or Batch(es), NeuroBo shall reject and Dong-A shall replace such units or Batch(es) of the Licensed Product as is found to have a Non-Conformance. For avoidance of any doubt and notwithstanding anything else in this Agreement or otherwise, unless otherwise agreed to by the Parties in writing, the sole and exclusive obligations and liability of Dong-A and remedies of NeuroBo with respect to any unit or Batch(es) of the Licensed Product that is found to have a Non-Conformance shall be NeuroBo’s foregoing right to reject and to replacement of such Batch(es) of the Licensed Product as set forth in this Section 2(c)(vi).

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(vii)         Resolution of Discrepancies. Disagreements regarding any determination of Non-Conformance by NeuroBo shall be resolved as and to the extent set forth in the provisions of the Quality Agreement.

(viii)        Investigations. The process for investigations of any Non-Conformance shall be handled as and to the extent set forth in the Quality Agreement.

(ix)          Quality. Quality matters related to the manufacture of Batch(es) of a Licensed Product shall be governed by the terms of the Quality Agreement in addition to the relevant quality provisions of this Agreement as and to the extent set forth in the Quality Agreement.

(x)           Disclaimer of Warranties. To the maximum extent permitted by applicable Law AND EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED HEREIN, Licensed Products are being supplied to NeuroBo with no and Dong-A hereby expressly disclaims any representations or warranties of any kind, express or implied, including without limitation any representation or warranty of merchantability or fitness for a particular purpose or that such Licensed Products are free from the rightful claim of any Third Party, by way of infringement or the like. Dong-A makes no and hereby EXPRESSLY disclaims any representations OR WARRANTIES that the use of the Licensed Products will not infringe any Patent or other intellectual property or proprietary rights of any Third Parties.

(xi)          Return of Unused Inventory of Licensed Products. Unless otherwise directed by Dong-A, (A) for any Licensed Product for which all Clinical Trials have been completed, suspended or discontinued or for which the corresponding Product Exhibit has expired or been terminated pursuant to Section 11 and (B) all Licensed Products in the case of an expiration or termination of this Agreement in its entirety or the termination of Manufacturing Services by Dong-A pursuant to Section 11(b) below, NeuroBo shall at NeuroBo’s sole cost and expense: (x) promptly provide to Dong-A an accounting of the receipt and disposition of such Licensed Products, (y) return to Dong-A or its designee in accordance with all Applicable Laws and any requirements of or instructions by Dong-A, all unused supplies of and any empty containers for such Licensed Products, and (z) promptly provide to Dong-A a written certification by a duly authorized representative of NeuroBo of the return of such Licensed Products.

(xii)         Records. Unless otherwise specifically provided for in the applicable Statement of Work, Dong-A shall use commercially reasonable efforts to maintain and use commercially reasonable efforts to provide NeuroBo with records relating to Batches from which quantities of Licensed Products are supplied hereunder reasonably necessary in obtaining and maintaining any and all approvals and authorizations of any Regulatory Authorities for up to five (5) years after this Agreement ends.

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(d)            Secondment.

(i)            Scope of Services. As part of providing the Services, Dong-A will use commercially reasonable efforts to second up to 8 employees (“Personnel”) for up to 5 years (the “Secondment Period”) each that will assist in transfer of Licensed Know-How, performing clinical and other Development and operations of NeuroBo (“Secondment Services”). Upon request by NeuroBo and Dong-A’s prior written consent in Dong-A’s sole discretion, Dong-A will, for an additional cost to NeuroBo, (A) second additional employees to be added as Personnel pursuant to this Agreement, (B) extend the Secondment Period, (C) allow Personnel to provide other expertise or services, or (D) any combination of (A)-(C). Any changes to the scope of Secondment Services, including pursuant to the immediately preceding sentence, shall require the approval of Dong-A, provided that any approval for Personnel to provide Out-of-Scope Services may be provided by any of the relevant Personnel. The Parties acknowledge and agree that NeuroBo will not request the Personnel allocated by Dong-A to NeuroBo to take any action or omit to take any action that: (w) is inconsistent with the License Agreement, this Agreement or the Investor Rights Agreement, (x) is inconsistent with the resolutions or decisions of the board of directors of NeuroBo, (y) would be a breach of a fiduciary duty, duty of good faith or fair dealing if performed by an officer or director of NeuroBo or breaches any legal duty owed by such Personnel to NeuroBo, Dong-A or their respective shareholders, or (z) violates Applicable Law.

(ii)           Personnel’s Continued Employment with Dong-A. All Personnel shall remain the employees of Dong-A on Dong-A’s payroll that are seconded to NeuroBo. Dong-A will have the right, at its sole discretion, to retrieve, call-back, terminate or replace any Personnel with thirty (30) days’ prior written notice to NeuroBo. NeuroBo may reasonably request that Dong-A subject any Personnel to Dong-A’s internal disciplinary action procedures due to misconduct or poor performance by such Personnel, and Dong-A shall consider such request in good faith; provided that NeuroBo shall provide Dong-A with reasonable evidence supporting its charge of misconduct or poor performance, as applicable; and provided further that the decision of whether to implement any disciplinary action, and the scope and severity of such disciplinary action shall, in all of the foregoing cases, be at the sole discretion of Dong-A.

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3.            NeuroBo Obligations. NeuroBo shall be fully responsible for its and its employees’, agents’ and contractors’ (including without limitation any Approved Sublicensees’ and Have Made Third Parties’) use, storage, handling and disposition of the Licensed Products. NeuroBo shall not, and shall ensure that its employees, agents and contractors, including without limitation any Approved Sublicensees and Have Made Third Parties, shall not: (a) use the Licensed Products except for the performance for Clinical Trials as expressly and specifically provided in this Agreement, the License Agreement and the Development Plan, (b) distribute, transfer or release the Licensed Products to any other Person for any purpose or use, except for the performance for Clinical Trials as expressly and specifically provided in this Agreement, the License Agreement and the Development Plan; (c) offer to sell, sell, or otherwise Commercialize the Licensed Products except as expressly and specifically provided in the License Agreement; or (d) chemically, physically or otherwise modify the Licensed Products, except to the extent expressly and specifically required by the Development Plan. In addition to and not in lieu or limitation of the foregoing, NeuroBo shall (i) limit access to the Licensed Products to only the participants of any Clinical Trials who have provided their informed consent and who are under the principal investigator’s supervision, as expressly and specifically described in the Development Plan; and (ii) hold, store and transport the Licensed Products in compliance with all Applicable Laws and any other requirements or instructions of Dong-A. NeuroBo shall: (A) perform its obligations under this Agreement (including any Statements of Work), the License Agreement and the Development Plan in a timely manner including in accordance with any milestones, deadlines or timeframes provided in such Statement of Work or Development Plan and (B) use commercially reasonable efforts to assist and cooperate with Dong-A as necessary, useful or reasonably requested to enable Dong-A to perform the Services under this Agreement. Without limiting the generality of the foregoing, NeuroBo shall use commercially reasonable efforts to, as required or requested by Dong-A in order for Dong-A to perform the Services: (x) transfer or provide Dong-A or its designees with any data, information or other materials, (y) allocate and engage resources and (z) provide Dong-A or its designees with access to any facilities and equipment. NeuroBo acknowledges and agrees that the timely performance of its obligations are essential to Dong-A’s performance of the Services and that Dong-A shall be excused from performing such Services and will not be liable for breach or otherwise for any failure to perform such Services to the extent that NeuroBo’s failure to perform its obligations prevents Dong-A from performing such Services.

4.            Payments.

(a)            Fees. Under the applicable Statement of Work, NeuroBo shall pay to Dong-A the amounts set forth in the Statement of Work, applicable Product Exhibits and Purchase Orders for the Services and/or Licensed Products (collectively, the “Fees”). The Fees shall be on a cost-plus basis as set forth in the applicable Statement of Work and applicable Product Exhibits.

(b)            Invoices. Dong-A shall submit in writing, within thirty (30) days after the end of each calendar quarter, to NeuroBo, an invoice setting forth the Fees due under such invoice.

(c)            Payment. NeuroBo shall pay the Fees shown on an invoice no later than thirty (30) days after receipt of the invoice. Any amount not received by Dong-A within such thirty (30)-day period shall bear interest at the rate of one percent (1%) per month, from and including the last date of such thirty (30) day period to, but excluding, the date of payment.

(d)            Tax. Dong-A shall be entitled to invoice and collect from NeuroBo, and NeuroBo shall timely pay to Dong-A, an additional amount equal to all state, local and foreign sales tax, value added tax, goods and services tax and any similar tax with respect to the provision of the Services and the Licensed Products. Dong-A shall timely pay such taxes to the proper Governmental Authority. NeuroBo shall timely pay to the appropriate taxing authorities any such taxes that are not required by Applicable Law to be, and are not, charged by Dong-A to NeuroBo with respect to the provision of the Services and the Licensed Products. Each Party agrees to execute any tax forms required by Applicable Law and provide reasonable cooperation to assist the other Party in claiming the benefits of any applicable tax treaty to permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes.

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5.            Warranties.

(a)            Warranties of both Parties. Each Party hereby represents and warrants to the other Party that: (i) it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (ii) it will comply with Applicable Law in the performance of its obligations and exercise of its rights under this Agreement.

(b)            Warranties of Dong-A. Dong-A hereby represents and warrants to NeuroBo that Dong-A shall use commercially reasonable efforts to perform the In-Scope Services in a professional and workmanlike manner, and NeuroBo’s sole and exclusive remedy for a breach of this warranty shall be that Dong-A will use commercially reasonable efforts to re-perform any non-conforming Services at Dong-A’s sole cost and expense.

(c)            THE EXPRESS WARRANTIES IN THIS SECTION 5 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE USAGE.

(d)            IN ADDITION TO AND WITHOUT LIMITING THE GENERALITY OF SECTION 5(C) ABOVE, (i) any out-of-scope services or out-of-scope work product of any kind are provided “as is” without any representations or warranties of any kind and (ii) NeuroBo acknowledges and agrees that: (A) DONG-A DOES NOT REPRESENT OR WARRANT THAT THE SERVICES WILL MEET ANY EXPECTATIONS OF NEUROBO AND (B) no particular clinical or other discoveries, results, outcomes, validations, or other findings or determinations are in any way guaranteed to be established, suggested or supported by any of the Services.

6.            Confidential Information. Section 14 (Confidentiality) of the License Agreement shall apply to this Agreement, mutatis mutandis.

7.            In-Scope Work Product. All In-Scope Work Product shall be and shall be deemed to be Dong-A Developed Technology owned by Dong-A pursuant to Section 11.2 of the License Agreement and licensed under and pursuant to the terms and conditions of and governing the license in Section 2.1 of the License Agreement. Dong-A may make any In-Scope Work Product available to NeuroBo after the development of such In-Scope Work Product (a) by granting download rights to the same in a secured virtual data room controlled by Dong-A, (b) by having Personnel provide the In-Scope Work Product to NeuroBo or (c) through the JDC.

8.            Out-of-Scope Work Product.

(a)            Dong-A may make any Out-of-Scope Work Product available to NeuroBo after the development of such Out-of-Scope Work Product (i) by granting download rights to the same in a secured virtual data room controlled by Dong-A, (ii) by having Personnel provide the Out-of-Scope Work Product to NeuroBo or (iii) through the JDC.

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(b)            Except for the license granted to NeuroBo under Section 8(d), Dong-A shall retain all right, title, and interest in and to any Out-of-Scope Work Product, including all intellectual property rights in or to the foregoing. To the fullest extent permitted by Applicable Law, NeuroBo agrees that it will, and hereby does, irrevocably grant, convey, transfer, assign and deliver (or cause to be granted, conveyed, transferred, assigned and delivered) to Dong-A all right, title and interest, including all intellectual property rights therein or thereto, it may have in and to any Out-of-Scope Work Product, in perpetuity and throughout the world, effective immediately upon the inception, conception, creation or development thereof. NeuroBo agrees, at Dong-A’s request and expense, to take whatever actions are required in order to perfect Dong-A’s rights in and to such Out-of-Scope Work Product (including any intellectual property rights therein or thereto).

(c)            To the extent that any Out-of-Scope Work Product (or any intellectual property rights therein or thereto) are not assignable as provided in Section 8(b) or that NeuroBo retains any right, title or interest in or to any Out-of-Scope Work Product (or any intellectual property rights therein or thereto), NeuroBo hereby unconditionally and irrevocably waives and quitclaims (or will cause to be unconditionally and irrevocably waived and quitclaimed) to Dong-A any and all claims and causes of action of any kind against Dong-A, its Affiliates and its licensees (through multiple tiers) with respect to any Out-of-Scope Work Product (or any intellectual property rights therein or thereto), and hereby grants to Dong-A an unrestricted, perpetual, irrevocable, fully paid-up, royalty-free, fully transferable, sublicensable (through multiple levels of sublicensees), exclusive (even as to NeuroBo, except to the extent a license is granted back to NeuroBo under Section 8(d)) right and license, throughout the world, free from any liens or encumbrances, to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of, and otherwise enhance, modify, make, have made, sell, offer to sell, and otherwise commercialize or exploit (and have others exercise such rights on behalf of Dong-A) all or any portion of the Out-of-Scope Work Product (or any intellectual property rights therein or thereto), in any form or media (now known or later developed). NeuroBo agrees to take all reasonable additional actions and execute such agreements, instruments and documents as may be required, both during and after the Term, and agrees otherwise to give to Dong-A and any person designated by Dong-A any assistance required in order to perfect the rights set forth in Section 8(c), including obtaining Patents, mask work registrations, and copyright registrations, and to apply for, obtain, perfect, evidence, sustain and enforce Dong-A’s intellectual property rights in connection with the Out-of-Scope Work Product. To the extent permissible by Applicable Law, NeuroBo hereby irrevocably appoints Dong-A and any person designated by Dong-A as its attorney in fact to act for and on behalf of, and instead of, NeuroBo for the purposes of perfecting Dong-A’s intellectual property rights in connection with the Out-of-Scope Work Product, with the same legal force and effect as if executed by NeuroBo. NeuroBo further waives any “moral” rights or other rights with respect to attribution of authorship or integrity relating to Out-of-Scope Work Product as NeuroBo may have under any Applicable Law under any legal theory.

(d)            Subject to the terms and conditions of this Agreement, Dong-A grants to NeuroBo a non-exclusive, royalty-free, sublicensable and non-transferable (except to the extent permitted in Section 16.4 of the License Agreement) license (with the right to have third parties exercise the foregoing license on NeuroBo’s behalf) under Dong-A’s intellectual property rights in and to the Out-of-Scope Work Product other than Dong-A Background Technology to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of, and otherwise enhance, modify, make, have made, sell, offer to sell, and otherwise commercialize the Out-of-Scope Work Product other than Dong-A Background Technology, all of the foregoing solely for the products or services of NeuroBo.

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(e)            Notwithstanding the foregoing, the Parties may but shall not be obligated to agree to terms and conditions with respect to the ownership and license of Out-of-Scope Work Product which are different from Sections 8(b), (c) and (d) by expressly referencing this Section 8(e) and including such different terms in a Statement of Work for such Out-of-Scope Work Product.

9.            Dong-A Background Technology. The Parties hereby agree that, as between the Parties, Dong-A and its Affiliates shall own all right, title, and interest in and to any Dong-A Background Technology, including all intellectual property rights in or to the foregoing.

10.           Term. Unless earlier terminated by either Party pursuant to Section 11 of this Agreement, this Agreement and Dong-A’s Services hereunder shall commence on the Effective Date and shall expire upon the earlier of (a) expiration or termination of the License Agreement, (b) completion of the Services, (c) termination of all of the Product Exhibits or (d) the latest-to-occur delivery of a final report or any other items required to be delivered to NeuroBo under the last Statement of Work to remain in effect. If there is a Licensed Product Termination, then the applicable Product Exhibits for the Terminated Licensed Products, and all rights granted by Dong-A to such Terminated Licensed Products under this Agreement, including the licenses to the In-Scope Work Product for the Terminated Licensed Products will terminate.

11.           Termination.

(a)            Termination for Material Breach. Either Party may terminate this Agreement in its entirety for the other’s material breach of this Agreement that is not cured within thirty (30) days following written notice from the non-breaching Party to the breaching Party specifying such breach. Any such termination shall be effective at the end of such thirty (30) day period.

(b)            Partial Termination for Material Breach. In addition to and not in lieu or limitation of Dong-A’s right to terminate as set forth in Section 11(a), Dong-A may terminate this Agreement in part on a Service-by-Service basis or Product Exhibit-by-Product Exhibit basis if NeuroBo materially breaches this Agreement with respect to a Service or Product Exhibit, respectively, and fails to cure such material breach within thirty (30) days following written notice from Dong-A to NeuroBo specifying such breach. Any such termination shall be effective at the end of such thirty (30) day period for any Service that is the subject of Dong-A’s notice of breach (“Terminated Service”) or Product Exhibit that is the subject of Dong-A’s notice of breach (“Terminated Product Exhibit”).

(c)            Survival. Termination of this Agreement shall be without prejudice to or limitation of any other rights or remedies or any accrued obligations of either Party. In addition, Sections 1, 2(a) (last sentence only), 2(b) (last sentence only), 2(c)(vi) (second and third sentences only), 2(c)(x), 2(c)(xi), 2(c)(xii), 3 (last sentence only), 4 (with respect to accrued and unpaid amounts), 5(c), 5(d), 6, 7 (first sentence only), 8, 9, 10 (last sentence only), 11(c), 12, 13, and 14 shall survive any termination or expiration of this Agreement. For the avoidance of any doubt, (i) a Terminated Product Exhibit shall not affect any other Product Exhibit that is still in effect and the terms and conditions of this Agreement will remain in full force and effect with respect to such other Product Exhibit(s) and (ii) in the case of a Terminated Service, the terms and conditions of this Agreement will remain in full force and effect with respect to any remaining Services.

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12.          Indemnification.

(a)            Indemnification of NeuroBo. Dong-A shall defend at its own expense, and pay any judgments arising out of or occurring as a result of a Third Party Claim (other than any Third Party Claim arising out of or occurring in connection with any Out-of-Scope Services or Out-of-Scope Work Product) against NeuroBo Indemnitees for any of the following:

(i)            infringement or misappropriation of intellectual property rights of a Third Party (other than NeuroBo, any Approved Sublicensees, or any Affiliates of either of the foregoing) by In-Scope Work Product as and in the form delivered by Dong-A to NeuroBo due to Dong-A’s knowing or reckless misappropriation of such Third Party’s trade secrets or copyrights, provided, however, this Section 12(a)(i) shall not apply to the extent that: (A) such misappropriation is not caused by Dong-A; (B) such misappropriation occurred in connection with instruction provided by either NeuroBo, an Approved Sublicensee or any Affiliate of either of the foregoing; or (C) such Third Party Claim is caused directly or indirectly by any data, information or materials provided by or for NeuroBo, an Approved Sublicensee or any Affiliate of either of the foregoing;

(ii)           any gross negligence or willful misconduct of Dong-A or any of its Affiliates in the performance of its obligations under this Agreement; and/or

(iii)          any violation of Applicable Law by Dong-A or any of its Affiliates in the performance of its obligations under this Agreement that is caused by Dong-A or any of its Affiliates.

To the extent Dong-A is obligated to indemnify NeuroBo under both this Agreement and the License Agreement, Dong-A is only obligated to indemnify NeuroBo under the License Agreement and in no event will Dong-A have an obligation to indemnify NeuroBo under this Agreement for any claim, liability, subject matter or act or omission to the extent that Dong-A also has an obligation to indemnify NeuroBo under the License Agreement for the same claim, liability, subject matter or act or omission.

(b)            Indemnification of Dong-A. NeuroBo shall defend at its own expense, and pay any judgments arising out of or occurring as a result of a Third Party Claim against Dong-A Indemnitees except to the extent that Dong-A is required to indemnify NeuroBo for such Third Party Claim under Section 12(a), including any of the following:

(i)            infringement, misappropriation, or violation of the intellectual property rights of a Third Party by the use of or other exercise of rights with respect to any Services or Work Product by NeuroBo, any Approved Sublicensee, any Have Made Third Party, any Affiliate of any of the foregoing, or any other party for whom NeuroBo is responsible;

11.

(ii)            the negligence, gross negligence or willful misconduct of NeuroBo, any Approved Sublicensees, any Have Made Third Party, any Affiliate of any of the foregoing, or any other party for whom NeuroBo is responsible; and/or

(iii)          any violation of Applicable Law by NeuroBo, any Approved Sublicensees, any Have Made Third Party, any Affiliate of any of the foregoing, or any other party for whom NeuroBo is responsible.

(c)            Defense of Third Party Claim.

(i)            In the case of any claim for indemnification under Section 12(a) (if NeuroBo) or Section 12(b) (if Dong-A) arising from a Third Party Claim, an indemnified party must give prompt notice to the indemnifying party of any Third Party Claim of which such indemnified party has knowledge and as to which it may request indemnification hereunder. The failure to give such notice will not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby.

(ii)           The indemnifying party will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the indemnifying party unless (A) the applicable Third Party Claim alleges fraud; (B) there is a conflict of interest between the indemnified party and the indemnifying party in the conduct of such defense; (C) the Third Party Claim is criminal in nature or could reasonably be expected to lead to criminal proceedings; and/or (D) the Third Party Claim seeks injunctive relief or other equitable remedies against the indemnified party(ies).

(iii)          The indemnified party must, at the request and expense of the indemnifying party, reasonably cooperate in the defense of such Third Party Claim (at the indemnifying party’s sole cost and expense).

(iv)          The indemnifying party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the indemnified party without the prior written consent of the indemnifying party (which consent may not be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, the indemnified party will not be required to refrain from paying any claim that has matured by an order, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss.

(v)           The indemnified party will have the right to participate in the defense of any claim with counsel selected by it subject to the indemnifying party’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the indemnified party.

12.

13.            Limitations of Liability.

(a)            EXCEPT FOR A BREACH OF NEUROBO’s OBLIGATIONS UNDER SECTION 4 AND a party’s indemnification obligations under section 12, IN NO EVENT WILL ANY Party be liable for any consequential, SPECIAL, or PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR BUSINESS INTERRUPTION ARISING FROM OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR OTHER TYPE OF LOSS.

(b)            EXCEPT FOR a breach of Neurobo’s obligations under section 4 and a party’s indemnification obligations under section 12, TO THE MAXIMUM EXTENT PERMISSIBLE BY APPLICABLE LAW, EACH PARTY’S ENTIRE AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID, PAYABLE, DUE OR OWING UNDER THIS AGREEMENT.

(c)            EACH PARTY ACKNOWLEDGES THAT THE LIMITATIONS OF SECTION 13 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS RESPECTIVE LIABILITY, AND EACH PARTY AGREES THAT THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.            Miscellaneous.

(a)            All of Section 16 (General Provisions), except Section 16.2 (Investor Rights Agreement), of the License Agreement shall apply to this Agreement, mutatis mutandis.

(b)            In the event of any conflict or inconsistency between or among this Agreement, the Product Exhibits, the Statement of Work and the Quality Agreement, the order of precedence shall be the order in which such documents are listed above and the first listed document will take precedence and control over any subsequently listed document.

Signatures on the Following Page

13.

In Witness Whereof, the Parties have by duly authorized persons executed this Agreement as of the date first written above.

Dong-A ST Co., Ltd.:		NeuroBo Pharmaceuticals, Inc.:

By:	/s/ Min Young Kim	By:	/s/ Gil Price

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	September 14, 2022	Date:	September 14, 2022

Signature Page to

Shared Services Agreement

Exhibit A

FORM OF STATEMENT OF WORK (INCLUDING PAYMENT TERMS)

Maximum Dollar Amount under this Statement of Work:	$[ ]

[Materials to be Transferred by NeuroBo under this Statement of Work

]

Description of Services and Pricing

Licensed Product	Field	Services	Pricing
[Insert description or protocol or reference attached description]

Timetable

Activity	Timing

Payment Schedule

[To be provided]

Regulatory Standards	Applicable ☐ Not Applicable ☐

[List cGCP, cGMP, or other regulatory standards that apply]

Dong-A ST Co., Ltd.:	NeuroBo Pharmaceuticals, Inc.:

By:	By:

Title:	Title:

Date:	Date:

Product Exhibit for DA-1241 (T2D) for Exhibit A

Pricing

[To be provided]

Number of Batches to Supply: [ ]

Fees

[To be provided]

Specifications

[To be attached]

Packaging Specifications

[To be attached]

Other Commercial Terms

[To be provided as applicable]

Product Exhibit for DA-1241 (NASH) for Exhibit A

Pricing

[To be provided]

Number of Batches to Supply: [ ]

Fees

[To be provided]

Specifications

[To be attached]

Packaging Specifications

[To be attached]

Other Commercial Terms

[To be provided as applicable]

Product Exhibit for DA-1726 (obesity) for Exhibit A

Pricing

[To be provided]

Number of Batches to Supply: [ ]

Fees

[To be provided]

Specifications

[To be attached]

Packaging Specifications

[To be attached]

Other Commercial Terms

[To be provided as applicable]

Product Exhibit for DA-1726 (NASH) for Exhibit A

Pricing

[To be provided]

Number of Batches to Supply: [ ]

Fees

[To be provided]

Specifications

[To be attached]

Packaging Specifications

[To be attached]

Other Commercial Terms

[To be provided as applicable]